UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020 ( April 22, 2020 )

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Phillip

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares Ultra Bloomberg Crude Oil	UCO	NYSE Arca
ProShares UltraShort Bloomberg Crude Oil	SCO	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

The Prospectus and Disclosure Document for each Fund is hereby revised to reflect that:

As stated in the Oil Funds’ Prospectus, each of the Oil Funds seeks to meet its investment objective by investing, under normal market conditions, in any one of, or combinations of, Financial Instruments (including swap agreements, futures contracts and forward contracts) based on WTI sweet, light crude oil. The types and mix of Financial Instruments in which the Oil Funds may invest vary daily at the discretion of the Funds’ Sponsor, ProShare Capital Management LLC. Currently, each Oil Fund obtains its exposure by investing in the WTI crude oil futures contracts specified by the Bloomberg WTI Crude Oil Subindex (the “Index”). The Index generally consists of WTI crude oil futures contracts selected from the three nearest expiration dates (known as the front, second and third month contracts).

In light of recent extraordinary conditions and volatility in the markets for crude oil and related Financial Instruments, each Oil Fund may utilize other investment strategies and Financial Instruments, as described below and in its Prospectus. For example, each Oil Fund may invest in longer-dated futures contracts based on the Sponsor’s analysis of factors such as current or expected market volatility, margin requirements and the liquidity and cost of establishing and maintaining such positions.

In addition, each Oil Fund also may invest in other crude oil-related Financial Instruments, such as futures contracts on other crude oil benchmarks or indices (for example, ICE West Texas Intermediate (WTI) Light Sweet Crude Oil Futures Contract), options on crude oil futures contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of crude oil, crude oil benchmarks or crude oil futures contracts. Although each Oil Fund will continue to seek its investment objective to deliver daily investment results, before fees and expenses, that correspond to two times (2x), or two times the inverse (-2x), as applicable, of the daily performance of the Index, the use of these other investment strategies and Financial Instruments could have a significant impact on the performance of each Fund and, as a result, each Fund may not meet its investment objective.

Each Oil Fund also may, but is not required to, seek to use swap agreements or options strategies that limit losses (i.e., have “floors”) or are otherwise designed to prevent the Fund’s net asset value from going to zero. These strategies will not prevent an Oil Fund from losing value. Rather, they are intended to allow an Oil Fund to preserve a small portion of its value in the event of significant movements in the Index or Financial Instruments based on the Index. There can be no guarantee that an Oil Fund will be able to implement such strategies, continue to use such strategies, or that such strategies will be successful. Each Oil Fund will incur additional costs as a result of using such strategies. Use of strategies designed to limit losses may also place “caps” or “ceilings” on performance and could significantly limit Fund gains, could cause a Fund to perform in a manner not consistent with its investment objective and could otherwise have a negative impact on Fund performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2020

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson Principal Executive Officer